UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2007

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI		53041
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Magnetek, Inc., Magnetek Controls, Inc. and Magnetek National Electric Coil, Inc. (collectively, “Magnetek”) have entered into a Settlement Agreement (the “Settlement Agreement”) with Federal-Mogul Corporation (“FMC”), Federal-Mogul Products, Inc. (together with FMC, “Federal-Mogul”), and certain other parties thereto.

Federal-Mogul and certain of its affiliates filed for Chapter 11 bankruptcy in 2001 and Magnetek, among others, filed proofs of claim relating to recovery of defense costs, attorney’s fees, and insurance proceeds in connection with asbestos-related lawsuits associated with business operations previously acquired by Magnetek, but which are no longer owned (the “Magnetek Claims”).  Magnetek also intended to seek separate class treatment for Magnetek’s claims, reject Federal-Mogul’s proposed bankruptcy plan (as amended from time to time, the “Plan”), and object to the confirmation of the Plan by the Bankruptcy Court.

The Settlement Agreement, which is dated as of May 24, 2007, was executed, delivered, and filed with the Bankruptcy Court on May 29, 2007, and is conditioned upon receipt of approval from the Bankruptcy Court.  Under the Settlement Agreement, Magnetek agreed to have its proofs of claim disallowed and expunged, to release Federal-Mogul from certain liabilities with respect to the Magnetek Claims, and to withdraw with prejudice any objections to the Plan in exchange for certain insurance proceeds that may be collected by a settlement trust established as part of the Plan and a release from Federal-Mogul.

The settlement trust will be funded by insurance proceeds recovered by Federal-Mogul or the trust under policies providing coverage for claims relating to historical business operations of Wagner Electric Corporation.  Magnetek will be entitled to receive 15% of the first $20 million of insurance proceeds and 10% of the next $25 million of insurance proceeds recovered by Federal-Mogul or the trust, up to a maximum of $5.5 million dollars.  However, there is no guarantee that any amounts will be collected on any insurance policies, and Federal-Mogul and the trust have control over the collection process.

A copy of the Settlement Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1

Settlement Agreement, dated as of May 24, 2007, by and among Magnetek, Inc., Magnetek Controls, Inc., Magnetek National Electric Coil, Inc., Federal-Mogul Corporation, Federal-Mogul Products, Inc., and certain other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2007

MAGNETEK, INC.

/s/	David Reiland
By:	David Reiland
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1

Settlement Agreement, dated as of May 24, 2007, by and among Magnetek, Inc., Magnetek Controls, Inc., Magnetek National Electric Coil, Inc., Federal-Mogul Corporation, Federal-Mogul Products, Inc., and certain other parties thereto